As filed with the Securities and Exchange Commission on June 28, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dova Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-3858961
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

240 Leigh Farm Road
Suite 245
Durham, NC 27707
(844) 506-3682

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Alex Sapir
President and Chief Executive Officer
Dova Pharmaceuticals, Inc.
240 Leigh Farm Road
Suite 245
Durham, NC 27707
(844) 506-3682

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Darren DeStefano Mark Ballantyne Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	Deanna Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333- 218479)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	405,375	$17.00	$6,891,375	$798.72

(1)                                  Includes 52,875 shares that the underwriters have the option to purchase.

(2)                                  The 405,375 shares to be registered pursuant to this Registration Statement are in addition to the 4,671,875 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-218479).

(3)                                  Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Dova Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-218479) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on June 2, 2017, and which the Commission declared effective on June 28, 2017.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Common Stock offered by the Registrant by 405,375 shares, 52,875 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of Common Stock of the Registrant. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 28th day of June, 2017.

Dova Pharmaceuticals, Inc.

By:	/s/ ALEX SAPIR
Alex Sapir President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ ALEX SAPIR	President, Chief Executive Officer and Director	June 28, 2017
	Alex Sapir	(principal executive officer)

	/s/ DOUGLAS BLANKENSHIP	Chief Financial Officer	June 28, 2017
	Douglas Blankenship	(principal financial and accounting officer)

	*	Director	June 28, 2017
Steven M. Goldman

	*	Director	June 28, 2017
Roger A. Jeffs

	*	Director	June 28, 2017
Paul B. Manning

	*	Director	June 28, 2017
Alfred J. Novak

	*	Director	June 28, 2017
Sean Stalfort

*By:	/s/ ALEX SAPIR
Alex Sapir
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement (File No. 333-218479), as filed with the Commission on June 2, 2017).

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